FOR IMMEDIATE RELEASE

LEXINGTON PRECISION EXTENDS EXCHANGE OFFER

NEW YORK, April 1, 2002 - Lexington Precision Corporation (OTC: LEXP) announced today that it is extending the expiration date of its offer to exchange its 12 3/4% Senior Subordinated Notes due February 1, 2000, for Increasing Rate Senior Subordinated Notes due December 31, 2004. The offer, which was scheduled to expire at 5:00 p.m., New York City time, on April 1, 2002, is now scheduled to expire at 5:00 p.m., New York City time, on April 30, 2002, unless further extended.

Lexington Precision Corporation manufactures rubber and metal components, which are used primarily by manufacturers of automobiles, automotive replacement parts, and medical devices.

Contact:  Warren Delano (212) 319-4657